Exhibit 99.1

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

WORLD FUEL SERVICES CORPORATION

Pursuant to Section 607.10025(2) of the Florida Business Corporation Act (the “Act”), World Fuel Services Corporation, a Florida corporation (the “Corporation”), hereby amends Article IV(A) of the Articles of Incorporation of the Corporation (the “Articles”) to read as follows:

“ARTICLE IV - CAPITAL STOCK

A. Common Stock: The Corporation is authorized to issue 50,000,000 shares of one cent ($.01) par value common stock, which shall be designated “Common Stock.” Except as provided by Section B hereof or otherwise by law, the entire voting power for the election of directors and for all other purposes shall be vested exclusively in the holders of the Common Stock.

Article IV(B) of the Articles is not amended hereby and shall remain in effect as currently written. The foregoing amendment to the Articles was approved and adopted by unanimous written consent of all of the Directors of the Corporation on January 19, 2005. Pursuant to Section 607.10025(2) of the Act, shareholder approval is not required for this Amendment.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed by a duly authorized officer as of January 31, 2005.

WORLD FUEL SERVICES CORPORATION

By:	/s/ Michael J. Kasbar
Michael J. Kasbar, President